Exhibit 10.1
FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT
This Fifth Amendment to Employment Agreement (this “Fifth Amendment”), is made effective as of August 13, 2018, by and between KENNEDY-WILSON, INC., a Delaware corporation (the “Company”), and Mary L. Ricks, an individual (“Employee”) with respect to the following facts and circumstances:

RECITALS
WHEREAS, the Company has been employing Employee as President and CEO, Kennedy-Wilson Europe, affiliates of the Company, under an employment agreement dated as of February 1, 2009, as amended to date (the “Agreement”); and

WHEREAS, the Company and the Employee have agreed that the terms of the Agreement should be modified to change the Employee’s job title;

WHEREAS, the Company and the Employee have agreed that the terms of the Agreement should be further modified to reflect an increase in the Employee’s base salary; and

WHEREAS, the Company and Employee intend that the terms of the Agreement shall be modified as set forth below and that, except as modified, the Agreement shall remain in full force and effect.

AMENDMENT TO AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Company and Employee hereby acknowledge, effective as of the Effective Date (as defined below), the Company and Employee hereby agree as follows:

1.     Effective Date. All references in the Agreement to the term “Effective Date” shall mean and refer to August 13, 2018.

2.    Services Provided to the Company. Section 2 of the Agreement is modified such that the title of “President and CEO, Kennedy-Wilson Europe” is deleted in its entirety and the following is added in lieu thereof “President, Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.”

3.     Compensation to Employee. Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

“5. Compensation to Employee. During the Term of this Agreement, the Company shall pay to Employee compensation (the “Compensation”) consisting of:

(a) Salary. The Company shall pay a salary equal to one million two hundred and fifty thousand dollars ($1,250,000.00) per annum, payable on such basis as is the normal payment pattern of the Company, not to be less frequently than monthly (“Base Salary”). Employee’s Base Salary shall be reviewed on a bi-annual basis and adjusted upwards as appropriate;

4.    Incorporation; Full Force and Effect. This Fifth Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Subject to the foregoing, the Agreement remains in full force and effect, and the Company and Employee hereby ratify and affirm the Agreement in each and every respect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to be effective as of the date first above written.

COMPANY: KENNEDY-WILSON, INC.	EMPLOYEE: MARY L. RICKS
By:/s/ Justin Enbody Name: Justin Enbody Title: Chief Financial Officer	By:/s/Mary L. Ricks Title: President, Kennedy-Wilson Holdings, Inc.

(Signature Page to Fifth Amendment to Employment)